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                                                                     Exhibit 4.2

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of BAC Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.(S) 3810,
                                                           ---- --
hereby certify as follows:

               (a) The name of the business trust being formed hereby (the "Trust") is "BAC Capital Trust II."

               (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                                  The Bank of New York (Delaware)
                                  502 White Clay Center, Route 273
                                  Newark, Delaware 19711

               (c) This Certificate of Trust shall be effective as of the date of filing.

     Dated: September 26, 2001



                                          /s/ JAMES T. HOUGHTON
                                          -----------------------------------
                                          Name:  James T. Houghton
                                          Title: Regular Trustee

                                          /s/ KAREN A. GOSNELL
                                          -----------------------------------
                                          Name:  Karen A. Gosnell
                                          Title: Regular Trustee

                                          THE BANK OF NEW YORK
                                          (DELAWARE), as Delaware Trustee

                                          By:/s/ JOHN NICHOLS
                                             --------------------------------
                                             Name:
                                             Title: